UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Sandisk Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42420	99-1508671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Sandisk Drive
Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 801-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	SNDK	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 21, 2025, Sandisk Corporation (the “Company”) entered into definitive agreements with Western Digital Corporation (“WDC”), the then-parent and owner of all of the Company’s issued and outstanding common stock. The definitive agreements were entered into in connection with WDC’s previously announced plan to separate its flash business from its remaining hard disk drive business, pursuant to a spin-off transaction (the “Spin-Off”). The definitive agreements entered into between the Company and WDC in connection with the Spin-Off set forth the terms and conditions of the Spin-Off and provide a framework for WDC’s relationship with the Company following the Spin-Off, including with respect to the allocation between the Company and WDC of WDC’s and the Company’s assets, employees, liabilities and obligations (including employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Spin-Off. These agreements include the Separation and Distribution Agreement (as described below), which contains certain key provisions related to the Spin-Off, as well as a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, an Intellectual Property Cross-License Agreement, a Transitional Trademark License Agreement, and a Stockholder and Registration Rights Agreement (each, as described below) (collectively, the “Separation Agreements”).

Separation and Distribution Agreement

On February 21, 2025, the Company and WDC entered into a Separation and Distribution Agreement that sets forth, among other things, the agreements between the Company and WDC regarding the principal transactions necessary to separate the Company from WDC and effect the Spin-Off. It also sets forth other agreements that govern certain aspects of the Company’s relationship with WDC after the completion of the Spin-Off. A summary of certain important terms and conditions of the Separation and Distribution Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Material Agreements with WDC—The Separation and Distribution Agreement” in the Company’s Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2025. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation and Distribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

Transition Services Agreement

On February 21, 2025, the Company and WDC entered into a Transition Services Agreement, which governs the provision of transition services from WDC to the Company and from the Company to WDC, in each case, for a transitional period following the Spin-Off. The Transition Services Agreement specifies the terms under which the transition services are provided, including the services standard, fees and allocation of risk, and contains mechanisms for adding, extending and terminating services as well as for governance and dispute resolution. The charges for such services are generally intended to allow the service provider to recover its direct and indirect costs, generally without profit. Under the Transition Services Agreement, each of the Company and WDC has agreed to provide transition service support to the other for various periods of time ranging up to 18 months in the following areas: (i) quality assurance, (ii) procurement, (iii) information technology, (iv) logistics management, (v) finance, (vi) human resources, (vii) engineering, (viii) corporate marketing, (ix) central operations, (x) sales operations, (xi) manufacturing and (xii) research and development.

The foregoing description of the Transition Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Tax Matters Agreement

On February 21, 2025, the Company and WDC entered into a Tax Matters Agreement, which, among other things, governs the parties’ respective rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

To preserve the tax-free treatment to WDC and its stockholders of the Spin-Off and certain related transactions, the Company is restricted under the Tax Matters Agreement from taking certain actions after the Spin-Off that could adversely impact the intended U.S. federal income tax treatment of the Spin-Off, together with certain related transactions. During the two years following the Spin-Off, the Company is restricted in its ability (among other things) to freely issue stock, to merge or agree to merge with a third party, to be acquired or agree to be acquired by certain parties and to raise additional equity capital, and would be required to indemnify WDC if such actions were to cause the Spin-Off or certain related transactions to fail to qualify for their intended tax-free status. Transactions otherwise prohibited by such restrictions may be permissible if the Company provides WDC with a tax opinion or ruling that is reasonably satisfactory to WDC, though the presence of an opinion or ruling would not relieve the Company of its potential indemnity obligations. The ability to obtain such an opinion or ruling with respect to a given transaction during the two year period following the Spin-Off will depend upon the detailed facts of a given transaction although in many situations we expect that we may be able to obtain such an opinion.

A summary of certain important terms and conditions of the Tax Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Material Agreements with WDC—Tax Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tax Matters Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference.

Employee Matters Agreement

On February 21, 2025, the Company and WDC entered into an Employee Matters Agreement, which, among other things, allocates liabilities and responsibilities relating to employment matters, employee compensation and benefit plans and programs and other related matters. The Employee Matters Agreement also sets forth the general principles relating to employee matters in connection with the Spin-Off with respect to both domestic and international employees, including with respect to collective bargaining agreements, workers’ compensation, payroll matters, regulatory filings, paid time off, commencing or continuing participation in employee benefit plans, and the sharing of employee information. A summary of certain important terms and conditions of the Employee Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Material Agreements with WDC—Employee Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employee Matters Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated into this Item 1.01 by reference.

Intellectual Property Cross-License Agreement

On February 21, 2025, the Company and WDC entered into an Intellectual Property Cross-License Agreement to facilitate freedom-to-operate with respect to non-trademark intellectual property for the parties following the Spin-Off. Pursuant to the Intellectual Property Cross-License Agreement, WDC granted a non-exclusive, worldwide, royalty-free, perpetual license to the Company (with respect to retained non-trademark intellectual property held by WDC) within a specified field of use, and the Company granted a non-exclusive, worldwide, royalty-free, perpetual license to WDC (with respect to divested non-trademark intellectual property held by the Company) within a specified field of use.

The foregoing description of the Intellectual Property Cross-License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Intellectual Property Cross-License Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated into this Item 1.01 by reference.

Transitional Trademark License Agreement

On February 21, 2025, the Company and WDC entered into a Transitional Trademark License Agreement, pursuant to which WDC granted a non-exclusive, worldwide, non-transferable license to the Company (with respect to certain retained trademarks held by WDC), and the Company granted a non-exclusive, worldwide, non-transferable license to WDC (with respect to certain divested trademarks held by the Company). These licenses allow each company to rebrand, as necessary, and transition away from the other company’s owned trademarks following the Spin-Off, for a specified, limited transitional period.

The foregoing description of the Transitional Trademark License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transitional Trademark License Agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated into this Item 1.01 by reference.

Stockholder and Registration Rights Agreement

On February 21, 2025, the Company and WDC entered into a Stockholder and Registration Rights Agreement, pursuant to which the Company agreed that, upon the request of WDC, the Company will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of the Company common stock retained by WDC. In addition, WDC agreed that it will vote any shares of Company common stock that it retains immediately following the Spin-Off in proportion to the votes cast by the Company’s other stockholders. In connection with such agreement, WDC granted the Company a proxy to vote its shares of the Company common stock in such proportion. This proxy, however, will be automatically revoked as to any particular share upon any sale or transfer of such share from WDC to a person other than WDC, and neither the Stockholder and Registration Rights Agreement nor the proxy will limit or prohibit any such sale or transfer.

The foregoing description of the Stockholder and Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholder and Registration Rights Agreement, a copy of which is filed as Exhibit 10.6 hereto and is incorporated into this Item 1.01 by reference.

Loan Agreement

On February 21, 2025, the Company entered into a Loan Agreement (the “Loan Agreement”) by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties party thereto (the “Agent”). The Loan Agreement comprises a term loan B facility in the principal amount of $2,000 million (the “Term Loan Facility”) and a revolving credit facility in the principal amount of $1,500 million (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Facilities”). The Term Loan Facility bears interest, at the Company’s option, at (x) the Adjusted Term SOFR Rate (as defined in the Loan Agreement) plus an interest rate margin of 3.00% per annum or (y) a base rate plus an interest rate margin of 2.00% per annum. The Term Loan Facility will mature on February 20, 2032, and amortizes at 1.00% per annum.

Borrowings under the Revolving Credit Facility, for U.S. dollar borrowings, will bear interest, at the Company’s option, at (x) the Adjusted Term SOFR Rate (as defined in the Loan Agreement), which rate includes a credit spread adjustment of 0.10%, plus an interest rate margin of 2.00% per annum (subject to step-ups based on the Company’s Leverage Ratio (as defined in the Loan Agreement)), or (y) a base rate plus an interest rate margin of 1.00% per annum (subject to step-ups based on the Company’s Leverage Ratio (as defined in the Loan Agreement)). The Company will pay a commitment fee of 0.30% per annum (subject to step-ups based on the Company’s Leverage Ratio (as defined in the Loan Agreement)) in respect of undrawn revolving commitments under the Revolving Credit Facility. The Revolving Credit Facility will also provide for borrowings in Euros, Yen and additional currencies agreed to by the lenders under the Revolving Credit Facility. The Revolving Credit Facility will mature on February 21, 2030, at which time the commitments thereunder shall be terminated, and will not have any amortization.

The obligations under the Loan Agreement are guaranteed by the Company’s wholly owned subsidiary, Sandisk Technologies, Inc. (“SDT”) and are required to be guaranteed by any of the Company’s future material U.S. wholly owned subsidiaries, subject to certain exceptions outlined in the Loan Agreement. The obligations under the Loan Agreement are secured by the Company’s assets and SDT’s assets and are required to be secured by the assets of any of the Company’s future material U.S. wholly owned subsidiaries, subject, in each case to certain exceptions outlined in the Loan Agreement.

The Loan Agreement includes certain restrictions (subject to certain exceptions outlined in the Loan Agreement) on the ability of the Company and its subsidiaries to undertake certain activities, including to incur indebtedness and liens, merge or consolidate with other entities, dispose or transfer their assets, pay dividends or make distributions, make investments, make payments on junior or subordinated debt, enter into burdensome agreements or transact with affiliates. The Loan Agreement also includes a financial covenant, which is solely for the benefit of the lenders under the Revolving Credit Facility, that requires the Company to maintain a maximum Leverage Ratio (as defined in the Loan Agreement).

On February 21, 2025, the Company borrowed $2,000 million under its Term Loan Facility. The Company used a portion of the proceeds of the borrowing to pay a dividend to WDC in the amount of approximately $1.5 billion, with the remainder to be used for general corporate purposes of the Company. The Revolving Credit Facility may be borrowed by the Company from time to time for general corporate purposes.

In connection with the Loan Agreement, the Company and SDT entered into a security agreement (the “Security Agreement”), to secure the obligations under the Facilities on a first-priority basis (subject to permitted liens) by a lien on substantially all the assets and properties of the Company and SDT, subject to certain exceptions.

In connection with the Loan Agreement, the Company (solely with respect to obligations of any additional Borrower under the Loan Agreement) and SDT entered into a guaranty agreement (the “Guaranty Agreement”) to secure and unconditionally guarantee the obligations under the Loan Agreement, respectively, in each case subject to certain exceptions.

The foregoing description of the Loan Agreement, Security Agreement and Guaranty Agreement do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Loan Agreement, Security Agreement and Guaranty Agreement, copies of which are filed as Exhibit 10.7 to 10.9 hereto and are incorporated into this Item 1.01 by reference.

General

Immediately prior to the consummation of the Spin-Off, the Company was a wholly owned subsidiary of WDC. Effective as of 11:59 p.m. Pacific time on February 21, 2025 (the “Distribution Date”), WDC completed the Spin-Off through a pro rata distribution to holders of record of WDC’s common stock, par value $0.01 per share (“WDC Common Stock”), as of 1:00 p.m. Pacific time on February 12, 2025 (the “Record Date”), of one-third (1/3) of one share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), for every share of WDC Common Stock held by such WDC stockholders as of the Record Date (the “Distribution”). The Company is now an independent public company and the Company Common Stock commenced trading “regular way” under the symbol “SNDK” on the Nasdaq Stock Market LLC (“Nasdaq”) on February 24, 2025, which is the next trading day following the Distribution Date. WDC did not issue fractional shares of Company Common Stock in connection with the Distribution. Following the Spin-Off, WDC beneficially owns 19.9% of the outstanding shares of Company Common Stock and will no longer consolidate the Company within WDC’s financial results.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Loan Agreement is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 31, 2025, when the Company’s Amendment No. 3 to the Registration Statement on Form 10 was declared effective by the SEC, the members of the Company’s Board of Directors (the “Company Board”) consisted of David V. Goeckeler, Matthew Massengill, Kimberly E. Alexy, Thomas Caulfield, and Miyuki Suzuki.

Effective as of the consummation of the Spin-Off on February 21, 2025, the Company Board was expanded to nine (9) directors and each of Richard B. Cassidy II, Devinder Kumar, Necip Sayiner and Ellyn J. Shook was elected to serve as a director on the Company Board until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified.

Effective upon the consummation of the Spin-Off, the following individuals are now serving on the Company Board in the positions noted below:

Name	Position
David V. Goeckeler	Director, Chair of the Board and Chief Executive Officer
Matthew Massengill	Director and Lead Independent Director
Kimberly E. Alexy	Director
Thomas Caulfield	Director
Miyuki Suzuki	Director
Richard B. Cassidy II	Director
Devinder Kumar	Director
Necip Sayiner	Director
Ellyn J. Shook	Director

Biographical information for each member of the Company Board can be found in the Information Statement under the section entitled “Management—Directors and Executive Officers Following the Spin-Off” which is incorporated into this Item 5.02 by reference.

Also, effective upon the consummation of the Spin-Off:

•

Richard B. Cassidy II and Devinder Kumar were appointed as members of the audit committee of the Company Board (the “Audit Committee”), and the Audit Committee consists of Kimberly E. Alexy, Richard B. Cassidy II and Devinder Kumar, with Ms. Alexy serving as the chair.

•

Necip Sayiner and Ellyn J. Shook were appointed as members of the compensation and talent committee of the Company Board (the “Compensation Committee”), and the Compensation Committee consists of Thomas Caulfield, Necip Sayiner and Ellyn J. Shook, with Ms. Shook serving as the chair.

•

Necip Sayiner was appointed as a member of the governance committee of the Company Board (the “Governance Committee”), and the Governance Committee consists of Necip Sayiner, Matthew E. Massengill and Miyuki Suzuki, with Mr. Massengill serving as the chair.

•

David V. Goeckeler, Kimberly E. Alexy, Matthew E. Massengill and Ellyn Shook were appointed as members of the executive committee of the Company Board (the “Executive Committee”), and the Executive Committee consists of David V. Goeckeler, Kimberly Alexy, Matthew Massengill and Ellyn Shook, with Mr. Goeckeler serving as the chair.

Each of the non-employee directors of the Company will receive compensation for their service as a director or committee member in accordance with plans and programs more fully described in the Information Statement under the heading “Director Compensation,” which is incorporated into this Item 5.02 by reference.

Each of the non-employee directors either has entered or will enter into an indemnification agreement with the Company. The Company’s current form of indemnification agreement, adopted by the Company Board on January 25, 2025, is intended to be entered into with each of the current and future members of the Company Board and executive officers of the Company. Pursuant to the indemnification agreement, the Company is required to indemnify each director and executive officer to the fullest extent permitted by Delaware law for certain liabilities they may become subject to as a result of their affiliation with the Company. The description of the indemnification agreement is intended to provide a general description only, is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.10 and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Appointment of Certain Executive Officers

In connection with the consummation of the Spin-Off, the following individuals were appointed to serve as named executive officers of the Company in the positions noted below:

Name	Position
David V. Goeckeler	Chief Executive Officer
Luis F. Visoso Lomelin	Chief Financial Officer and Principal Accounting Officer

Biographical information on each of the named executive officers can be found in the Information Statement under the section entitled “Management—Directors and Executive Officers Following the Spin-Off” which is incorporated into this Item 5.02 by reference.

The plans and programs in which the named executive officers of the Company may participate at the Company are substantially similar to those plans and programs in which each named executive officer was eligible to participate in at WDC prior to the Spin-Off, as described in the Information Statement under the heading “Executive Compensation—Compensation Discussion and Analysis,” which is incorporated into this Item 5.02 by reference. In addition, prior to the Spin-Off, Mr. Visoso Lomelin was a party to an offer letter with WDC, dated as of June 30, 2024, which has been assigned to the Company in connection with the Spin-Off, as described in the Employee Matters Agreement. The terms of Mr. Visoso Lomelin’s offer letter are further described in the “Compensation Discussion and Analysis” section of the Information Statement. In connection with the Spin-Off, each of Mr. Visoso Lomelin and Mr. Goeckeler has entered or will enter into an indemnification agreement with the Company, the form of which is attached hereto as Exhibit 10.10 and is incorporated into this Item 5.02 by reference.

Except as disclosed under the section entitled “Certain Relationships and Related Party Transactions” of the Information Statement, there are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act.

Certain Compensatory Plans

In connection with the Spin-Off, the Company adopted the compensation plans listed below. The Company’s named executive officers are eligible to participate in these compensation plans.

•	Sandisk Corporation Executive Short-Term Incentive Plan

•	Sandisk Corporation 2025 Long-Term Incentive Plan

•	Sandisk Corporation Non-Employee Director Restricted Stock Unit Program

•	Sandisk Corporation 2025 Employee Stock Purchase Plan

•	Sandisk Corporation Deferred Compensation Plan

•	Sandisk Corporation Executive Severance Plan

•	Sandisk Corporation Change in Control Severance Plan

Summaries of the material features of these plans can be found in the Information Statement under the section entitled “Description of Compensation Arrangements for Named Executive Officers.” These summaries are incorporated herein by reference. The foregoing descriptions of these plans set forth under this Item 5.02 are not complete and are subject to, and qualified in their entirety by reference to, the full text of the forms of plans, which are attached to the Company’s Registration Statement on Form 10 filed with the SEC on November 25, 2024, as amended (the “Registration Statement”) as Exhibit 10.26, Exhibit 10.34, Exhibit 10.35, Exhibit 10.36, Exhibit 10.37, Exhibit 10.38 and Exhibit 10.39 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 28, 2025, the certificate of incorporation of the Company was amended and restated (the “Amended and Restated Certificate of Incorporation”). Effective as of February 12, 2025, the bylaws of the Company were amended and restated (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Capital Stock,” which is incorporated into this Item 5.03 by reference.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended and Restated Certificate of Incorporation, filed as Exhibits 3.1 hereto and incorporated into this Item 5.03 by reference, and the full text of the Amended and Restated Bylaws, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2025, and incorporated into this Item 5.03 by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the consummation of the Spin-Off, the Company Board adopted a Code of Business Conduct and Ethics. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.sandisk.com.

Item 8.01	Other Events.

Press Releases

On February 24, 2025, the Company issued a press release (the “Spin-Off Press Release”) announcing the completion of the Spin-Off. A copy of the Spin-Off Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Corporate Governance Guidelines

In connection with the Spin-Off, the Company Board adopted the Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.sandisk.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

3.1	Amended and Restated Certificate of Incorporation of Sandisk Corporation, dated as of January 28, 2025

10.1	Transition Services Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

10.2	Tax Matters Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

10.3	Employee Matters Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

10.4	Intellectual Property Cross-License Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

10.5	Transitional Trademark License Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

10.6	Stockholder and Registration Rights Agreement, dated as of February 21, 2025, by and between Western Digital Corporation and Sandisk Corporation*

10.7	Loan Agreement, dated as of February 21, 2025, by and among Sandisk Corporation, each lender party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties party thereto*

10.8	Security Agreement, dated as of February 21, 2025, by and among Sandisk Corporation, Sandisk Technologies, Inc. and JPMorgan Chase Bank, N.A., as collateral agent

10.9	Guaranty Agreement, dated as of February 21, 2025, by and among Sandisk Corporation, Sandisk Technologies, Inc. and JPMorgan Chase Bank, N.A., as administrative agent

10.10	Form of Indemnification Agreement for Directors and Officers

99.1	Press Release of the Company, dated February 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDISK CORPORATION
February 24, 2025

	By:	/s/ Bernard Shek
	Name:	Bernard Shek
	Title:	Senior Vice President, Legal